Exhibit 99

                        ALLOU HEALTH & BEAUTY CARE, INC.
                               50 EMJAY BOULEVARD
                               BRENTWOOD, NY 11717




SUMMARY:                                                 C0MPANY CONTACT:
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Allou Health & Beauty Care, Inc. schedules               David Shamilzadeh
fiscal year 2001 annual meeting for Monday,              President
October 15, 2001.                                        Chief Financial Officer
                                                         (631) 787-1220



FOR IMMEDIATE RELEASE:
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                  BRENTWOOD, NEW YORK, SEPTEMBER 26, 2001.......ALLOU HEALTH &
BEAUTY CARE, INC. (AMEX:ALU), today announced that the Company's fiscal year 2001 annual meeting will be held at 10:30 a.m. on Monday, October 15, 2001 at New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017.

         The annual meeting was originally scheduled for Thursday, September 13, 2001 at the American Stock Exchange but was adjourned due to the World Trade Center tragedy. The purposes of the meeting is the same as described in the Proxy Statement dated, July 30, 2001, which was previously mailed to all shareholders. The record date of stockholders for this meeting remains at July 26, 2001.

         Founded in 1962, Allou Health & Beauty Care, Inc. is the premier distributor of over 22,000 nationally advertised health and beauty aid products, branded and generic prescription pharmaceuticals, prestige designer fragrances, cosmetics and branded non-perishable foods. Through its wholly-owned subsidiary Stanford Personal Care Corporation, the Company manufactures upscale hair care and skin care products. Allou's account base consists of 4,200 independent drug and convenience stores and the leading national chain stores.


         This release may include forward-looking statements concerning Allou's intent, belief or current expectations with respect to, among other things, trends affecting its financial condition or results of operations and its business and growth strategies. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Allou does not undertake any obligations to update or revise any forward-looking statements.